Exhibit 4.3

$200,000,000

NGC CORPORATION CAPITAL TRUST I

Series A 8316% Subordinated Capital Income Securities

PURCHASE AGREEMENT

May 22, 1997

Lehman Brothers Inc.

Salomon Brothers Inc

Smith Barney Inc.

c/o Lehman Brothers Inc.

Three World Financial Center

New York, New York 10285

Ladies and Gentlemen:

NGC Corporation Capital Trust I, a Delaware statutory business trust (the “Trust”), proposes to issue and sell to you (collectively, the “Initial Purchasers”) an aggregate of $200,000,000 liquidation amount of its Series A 8.316% Subordinated Capital Income Securities (liquidation amount $1,000 per Security) (the “Capital Securities”), guaranteed (the “Guarantee”; together with the Capital Securities, the “Securities”) by the Company (as defined herein) to the extent set forth in the Series A Capital Securities Guarantee Agreement (the “Capital Securities Guarantee Agreement”) to be entered into between the Company and The First National Bank of Chicago, as Guarantee Trustee (the “Guarantee Trustee”). NGC Corporation, a Delaware corporation (the “Company”), will be the owner of all of the beneficial ownership interests represented by Common Securities (the “Common Securities”) of the Trust, guaranteed by the Company to the extent set forth in the Common Securities Guarantee Agreement (the “Common Securities Guarantee Agreement”; together with the Capital Securities Guarantee Agreement, the “Guarantee Agreements”) to be executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities. Concurrently with the issuance of the Capital Securities and the Company’s purchase of all of the Common Securities of the Trust (an aggregate of $6,200,000 liquidation amount), the Trust will invest the proceeds of each thereof in an equivalent amount of the Company’s Series A 8.316% Subordinated Deferrable Interest Debentures due June 1, 2027 (the “Subordinated Debentures”). The Subordinated Debentures will be issued pursuant to an Indenture dated as of May 28, 1997 (the “Indenture”) between the Company and The First National Bank of Chicago, as Indenture Trustee (the “Indenture Trustee”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Capital Securities from the Trust by the Initial Purchasers.

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions therefrom. The Capital Securities will be offered and sold to the Initial Purchasers without being registered. The Initial Purchasers have advised the Company and the Trust that they intend to make an offering of the Capital Securities purchased by them hereunder in accordance with Section 3 hereof on the terms set forth in the Final Offering Memorandum (as defined below), as soon as they deem advisable after this Agreement has been executed and delivered. The Company has prepared a preliminary offering memorandum, dated May 16, 1997 (the “Preliminary Offering Memorandum”), and a final offering memorandum, dated May 22, 1997 (the “Final Offering Memorandum” and, together with the Preliminary Offering Memorandum, the “Offering Memorandum”), setting forth information regarding the Trust, the Company and its subsidiaries, the Securities, the Common Securities and the Subordinated Debentures. Any references herein to the Preliminary Offering Memorandum and the Final Offering Memorandum shall be deemed to include all amendments and supplements thereto and all documents incorporated therein by reference. The Company and the Trust hereby confirm that they have both authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offering and resale of the Capital Securities as set forth herein and in the Preliminary Offering Memorandum and the Final Offering Memorandum by the Initial Purchasers.

1. Representations, Warranties and Agreements of the Company, The Company represents and warrants to, and agrees with, each of the Initial Purchasers that as of the date hereof:

(a)           Copies of the Preliminary Offering Memorandum and the Final Offering Memorandum have been delivered by the Company to the Initial Purchasers. As of its date, each of the Preliminary Offering Memorandum and the Final Offering Memorandum did not, and as of the Closing Date (as hereinafter defined), the Final Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

(b)           The documents incorporated by reference in the Offering Memorandum, when they were filed with the Securities and Exchange Commission (the “Commission”), conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and, as of the date of such filing, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, as of the date of such filing, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           It is not required by applicable law or regulation in connection with the offer, sale and delivery of the Securities to you in the manner contemplated by this Agreement to register the Securities or the Subordinated Debentures under the Securities Act or to qualify the Declaration (as defined herein), the Capital Securities Guarantee Agreement or the Indenture in respect of the Securities or the Subordinated Debentures under the Trust Indenture Act of 1939, as amended (the ‘Trust Indenture Act”).

(d)           Each of the Company and its Subsidiaries (as defined in Section 14 hereof) has been duly organized or formed and is validly existing in good standing under the laws of the jurisdiction of its organization or formation, with full power and authority to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under this Agreement, the Indenture, the Declaration, the Guarantee Agreements, the Liquidated Damages Agreement (as defined herein) and the Registration Rights Agreement (as defined herein); and each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole).

(e)           All of the outstanding shares of capital stock of each Subsidiary of the Company that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable. Except as disclosed in the Offering Memorandum, all of the outstanding shares of capital stock or partnership interests of each Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except such as are described in the Offering Memorandum and except for certain restrictions on transfer and preemptive rights relating to the shares of capital stock owned by the Company in Accord Energy Limited and Novagas Clearinghouse Ltd.

(f)            The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the “Delaware Business Trust Act”) with the trust power and authority to own property and conduct its business as described in the Offering Memorandum, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Offering Memorandum; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Original Declaration (as defined in the Declaration), the Liquidated Damages Agreement (the “Liquidated Damages Agreement”) to be entered into among the Company, the Trust and the Initial Purchasers, the Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into among the Company, the Trust and the Initial Purchasers, the Amended and Restated Declaration of Trust (the “Declaration”) among the Company, as Sponsor, certain employees of the Company, as Administrative Trustees, The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., as Delaware Trustee (collectively, the “Trustees”), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and the agreements and instruments contemplated by the Declaration and described in the Offering Memorandum; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Offering Memorandum; based on expected operations and law in effect on the date hereof, the Trust will be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(g)           The Declaration has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, as Sponsor, and the Trustees (as defined hi the Declaration), and assuming due authorization, execution and delivery of the Declaration by the Property Trustee (as defined in the Declaration) and the Delaware Trustee (as defined in the Declaration), the Declaration will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will conform in all material respects to the description thereof contained in the Offering Memorandum.

(h)           Upon issuance and delivery and payment therefor in the manner described herein and in the Declaration, (i) the Capital Securities will be duly authorized, validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Offering Memorandum and (ii) the Common Securities will be duly authorized and validly issued undivided

(i)            The holders of the Capital Securities and the Common Securities, in their capacities as such (the “Securityholders”), will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(j)            The issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(k)           Each of the Indenture and the Guarantee Agreements has been duly and validly authorized by the Company and, when duly executed and delivered by the proper officers of the Company (assuming, in the case of the Indenture, due execution and delivery by the Indenture Trustee and, in the case of the Capital Securities Guarantee Agreement, due execution and delivery by the Guarantee Trustee), will each constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Offering Memorandum.

(l)            Each of the Subordinated Debentures and the Guarantee has been duly and validly authorized by the Company, and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Capital Securities Guarantee Agreement, respectively, and delivered against payment of the purchase price therefor as provided in this Agreement and the Declaration, will be duly and validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the charter or by-laws of the Company or otherwise, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and the Capital Securities Guarantee Agreement, respectively, and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Subordinated Debentures and the Guarantee, when issued and delivered, will conform in all material respects to the descriptions thereof contained in the Offering

Memorandum. Neither the distribution of the Offering Memorandum nor the offering and sale of the Capital Securities as contemplated by this Agreement gives rise to any rights, other than pursuant to the Registration Rights Agreement or those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company or any of its Subsidiaries. The capitalization of the Company as of the date of the most recent balance sheet incorporated by reference in the Offering Memorandum is as incorporated by reference in the Offering Memorandum. The Company has all requisite corporate power and authority to issue, sell and deliver the Subordinated Debentures in accordance with and upon the terms and conditions set forth in the Declaration and in the Offering Memorandum. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Subordinated Debentures to be issued and sold by the Company pursuant to the Declaration has been validly and sufficiently taken.

(m)          This Agreement has been duly authorized, executed and delivered by each of the Trust and the Company and constitutes the valid and binding agreement of the Trust and the Company and is enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)           Each of the Liquidated Damages Agreement and the Registration Rights Agreement has been duly authorized and will be duly executed and delivered by each of the Trust and the Company and will be enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)           The execution, delivery and performance of this Agreement, the Declaration, the Liquidated Damages Agreement and the Registration Rights Agreement by the Trust, the issuance and sale of the Common Securities and the Capital Securities by the Trust, the purchase of the Subordinated Debentures by the Trust from the Company, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Offering Memorandum and the consummation by the Trust of the other transactions contemplated herein and in the Declaration (collectively, the “Trust Transactions”), will not conflict with or result in a violation of any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Trust or any of its assets. Except for such permits, consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Capital Securities by the Initial Purchasers, no permit, consent, approval, authorization or order of, or filing or registration with, any court, governmental agency or body or financial institution is required in connection with the consummation of the Trust Transactions.

(p)           The execution, delivery and performance of this Agreement, the Guarantee Agreements, the Liquidated Damages Agreement, the Registration Rights Agreement, the Indenture and the Subordinated Debentures by the Company, the purchase of the Common Securities by the Company from the Trust, and the consummation by the Company of the other transactions contemplated herein (collectively, the “Company Transactions”) will not result in any of the following: a breach or violation of, or a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject; a violation of any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties; or the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries. Except for such permits, consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Capital Securities by the Initial Purchasers, no permit, consent, approval, authorization or order of, or filing or registration with, any court, governmental agency or body or financial institution is required in connection with the consummation of the Company Transactions.

(q)           Except as described in or contemplated by the Offering Memorandum, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, materially affects or may materially affect, the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole from the respective dates as of which information is given in the Offering Memorandum.

(r)            Arthur Andersen LLP, whose report is incorporated by reference in the Offering Memorandum, are independent certified public accountants with respect to the Company and its Subsidiaries, as required by the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Price Waterhouse, Chartered Accountants and Registered Auditors, whose report is incorporated by reference in the Offering Memorandum, are independent public accountants with respect to Accord Energy Limited, as required by the Securities Act and the Rules and Regulations. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Offering

Memorandum present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as otherwise noted therein; and the financial statement schedule incorporated by reference in the Offering Memorandum presents fairly the information required to be stated therein.

(s)            Each contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which is material to the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, has been duly and validly authorized, executed and delivered by the Company or any such Subsidiary, as applicable; none of such contracts, agreements or arrangements has been assigned by the Company or any of its Subsidiaries to any non-affiliated party other than in the ordinary course of business, and the Company knows of no present condition or fact which would prevent compliance by the Company or any of its Subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms in all material respects, except for any such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof, except for any such cancellations, terminations or failures to perform that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

(t)            Each of the Company and its Subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims, except such as are described in the Offering Memorandum or such as do not materially interfere with the use made and proposed to be made of such property by the Company.

(u)           There is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or which is required to be disclosed in a document incorporated by reference in the Offering Memorandum and is not disclosed in such document.

(v)           Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

(w)          Each of the Company and its Subsidiaries owns or possesses, and is operating in compliance with, all approvals, licenses, permits, certificates, franchises, easements, consents, orders and other governmental authorizations and rights necessary to own or lease its properties and conduct its business (collectively, “Approvals”), except such Approvals as to which the failure to own, possess or operate in compliance with would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (“Material Approvals”); all such Material Approvals are valid and in full force and effect; and the Company has no reason to believe that any governmental agency or body is considering limiting, suspending or revoking any such Material Approval.

(x)           From the date as of which information is given in the Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries nor the Trust has (i) issued, granted, repurchased, reclassified or exchanged any of their respective securities (other than in respect of intercompany transactions or pursuant to employee stock options, the Company’s director and key employee stock purchase plan, the Company’s director compensation plan or the Company’s savings plan), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) entered into any material transaction with an affiliate of the Company, other than a Subsidiary; and the Company has not declared or paid any dividend on its capital stock other than the regular quarterly dividend on its Common Stock and its Series A Participating Preferred Stock, par value $.01 per share.

(y)           There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its Subsidiaries (or, to the knowledge of the Company, by any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries or affiliated partnerships in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not, individually or in the aggregate with all such violations and remedial actions, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or affiliated partnerships, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; none of the facilities of the Company or any of its Subsidiaries is a solid waste facility for purposes of any applicable environmental law; and the terms “hazardous substances” and “hazardous wastes” shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

(z)            The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Capital Securities to facilitate the sale or resale of the Capital Securities.

(aa)          Neither the Company nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company and its Subsidiaries, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

Neither the Company nor any of its Subsidiaries nor the Trust is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “ 1940 Act”), or is subject to regulation as an “investment company” under the 1940 Act.

(cc)                              Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Capital Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Capital Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

2.                                      Purchase of the Capital Securities by the Initial Purchasers, (a) Subject to the terms and conditions herein set forth and on the basis of the representations and warranties herein contained, the Trust agrees to sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Trust, the liquidation amount of the Capital Securities as set forth opposite each Initial Purchaser’s name in Schedule 1 hereto, at a purchase price equal to 100% of their liquidation amount.

As compensation to the Initial Purchasers for their commitments hereunder, the Company agrees to pay the Initial Purchasers a commission of 1% of the purchase price of the Capital Securities set forth in Schedule I opposite each Initial Purchaser’s name.

(b)                                The Trust shall not be obligated to deliver any of the Capital Securities, except upon payment for all of the Capital Securities to be purchased as hereinafter provided.

3.                                      Sale and Resale of the Capital Securities by the Initial Purchasers. The Initial Purchasers have advised the Company that the Initial Purchasers propose to offer the Capital Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchasers hereby represent and warrant to, and agree with, the Company that the Initial Purchasers (i) are purchasing the Capital Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) will not solicit offers for, or offer or sell, the Capital Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) will solicit offers for the Capital Securities only from, and will offer, sell or deliver the Capital Securities, as part of their initial offering, only to (A) in the case of offers inside the United States, (1) persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers (“Qualified Institutional Buyers”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A or (2) institutional accredited investors (“Accredited Investors”) as defined in Rule 501(a)(l), (2), (3) or (7) under Regulation D who execute letters of representation in the form included as Appendix A to the Offering Memorandum in private sales exempt from registration under the Securities Act and (B) in the case of offers outside the United States, to persons other than U.S. persons (as defined in Regulation S) (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in transactions complying with Regulation S.

4.                                    Delivery of and Payment for the Capital Securities, (a) Payment of the purchase price for, and delivery of, the Capital Securities shall be made at the offices of Baker & Botts, L.L.P., Houston, Texas or at such other place as shall be agreed upon by the Company and you, at 9:30 a.m. (New York time), on May 28,1997 or at such other time or date as you and the Company shall determine (such date and time of payment and delivery being herein called the “Closing Date”).

(b)                                 On the Closing Date, payment shall be made to the Trust in same-day funds by wire transfer to such account or accounts as the Trust shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of the certificates evidencing the Capital Securities. Upon delivery, the Capital Securities shall be registered in such names and in such denominations as the Initial Purchasers shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of certificates evidencing the Capital Securities, the Trust agrees to make such certificates available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

(c)                                  On the Closing Date, payment of the commissions set forth in Section 2 shall be made by the Company to the Initial Purchasers in same-day funds by wire transfer to such account or accounts as the Initial Purchasers shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date.

5.                                                                                      Further Agreements of the Company and the Trust. Each of the Company and the Trust agrees:

(a)                                 To furnish to you, without charge, as many copies of the Offering Memorandum and any supplements and amendments thereto as you may reasonably request.

(b)                                 Prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and not to effect any such amendment or supplement (other than Exchange Act filings and any amendments or supplements thereto, with respect to which the Company agrees to advise the Initial Purchasers immediately prior to filing) to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than five Business Days after receipt of such copy.

(c)                                  If, at any time prior to the earlier of (i) the completion of the distribution of the Capital Securities by the Initial Purchasers to purchasers and (ii) the expiration of nine months after the date hereof, any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading or, if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly notify you and amend or supplement the Offering Memorandum so as to correct such statement or omission or to effect such compliance and to furnish you such number of copies as you may reasonably request.

(d)                                 At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, and if at such time the Capital Securities are outstanding and are “Restricted Securities” within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Capital Securities and to prospective purchasers of Capital Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)                                  For a period of two years following the date of the Offering Memorandum, to furnish to the Initial Purchasers copies of all reports or other communications furnished to stockholders and copies of any reports or financial statements furnished to or filed by each of the Company and the Trust with the Commission or the New York Stock Exchange (the “NYSE”) or any other national securities exchange or association on which any class of securities of the Company is quoted or listed, and to furnish to the Initial Purchasers copies of all reports and other communications furnished to Securityholders.

(f)                                   To take or cause to be taken all necessary action and to furnish to whomever you may direct such information as may be required in qualifying the

Capital Securities, the Guarantee and the Subordinated Debentures for offering and sale under the laws of such jurisdictions as you shall designate, and to continue such qualifications in effect for as long as may be necessary to complete the distribution of the Capital Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not currently so subject.

(g)                                     Whether or not this Agreement is terminated or the sale of the Capital Securities to the Initial Purchasers is consummated, to pay or cause to be paid: (i) the costs incident to the authorization, issuance, sale and delivery of the Capital Securities and any taxes payable in that connection; (ii) all fees and expenses (including, without limitation, all fees and expenses of the Company’s accountants and counsel but excluding fees and expenses of counsel for the Initial Purchasers) incurred in connection with the preparation, printing, delivery and shipping of the Offering Memorandum (including all amendments and supplements thereto) and any documents incorporated by reference therein; (iii) all fees and expenses incurred in connection with the preparation and delivery to the Initial Purchasers of the Capital Securities (including the cost of printing the Capital Securities); (iv) all filing fees and fees and disbursements of counsel to the Initial Purchasers incurred in connection with the qualification of the Capita] Securities under the securities laws of the several jurisdictions as provided in Section 5(f) hereof and the fees and expenses of preparing, printing and distributing a Blue Sky Offering Memorandum and a Legal Investments Survey (including related fees and expenses of counsel for the Initial Purchasers); (v) any fees required to be paid to rating agencies in connection with the rating of the Capital Securities; (vi) all fees and expenses, if any, incurred in connection with the admission of the Capital Securities for trading in PORTAL (as hereinafter defined); (vii) the fees, costs and charges of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, including the fees and disbursements of counsel for the Property Trustee, the Guarantee Trustee and the Indenture Trustee; (viii) the fees and disbursements of Delaware counsel to the Trust; and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder for which provision is not otherwise made in this subsection. It is understood, however, that, except as provided in this subsection, Section 7 and Section 10 hereof, the Initial Purchasers shall pay all of their own costs and expenses, including the fees of their counsel incurred in connection with any offers they may make.

(h)                                    Not to offer, sell, contract to sell or otherwise dispose of any additional securities of the Trust, any similar trust sponsored by the Company or any of its Subsidiaries, or the Company substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, without the consent (which consent shall not be unreasonably withheld) of Lehman Brothers Inc. during the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Capital Securities, as communicated to the Company by the Initial Purchasers, and (ii) 90 days following the Closing Date.

(i)                                        To use its best efforts to permit the Capital Securities to be designated Private Offerings, Resales and Trading through Automated Linkages Market (“PORTAL”) securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Capital Securities to be eligible for clearance and settlement through The Depository Trust Company (the “DTC”).

(j)                                       To comply with the Liquidated Damages Agreement and the Registration Rights Agreement, and with all agreements set forth in the representation letters of the Trust to DTC relating to the approval of the Capital Securities by DTC for “book-entry” transfer.

(k)                                    To apply the net proceeds from the sale of the Capital Securities being sold by the Trust as set forth in the Offering Memorandum.

(l)                                        Except following the riling of the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement), as the case may be, not to, and will cause its affiliates not to, solicit any offer to buy or offer to sell the Capital Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(m)                                Not to, and will cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Capital Securities.

(n)                                    To take such steps as shall be necessary to ensure that neither the Company, any Subsidiary of the Company nor the Trust shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(o)                                    Until completion of the distribution of the Capital Securities by the Initial Purchasers to purchasers, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

6. Conditions to the Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company and the Trust of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                   No Initial Purchaser shall have been advised by the Company or the Trust or shall have discovered and disclosed to the Company and the Trust that the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in your opinion or the opinion of counsel to the Initial Purchasers, is material or omits to state a fact which, in your opinion or in the opinion of counsel to the Initial Purchasers, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                                   On the Closing Date, you shall have received from Baker & Botts, L.L.P., counsel for the Initial Purchasers, such opinion or opinions with respect to the validity of the Capital Securities and other related matters as you may reasonably request, and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

(c)                                    On the Closing Date, there shall be furnished to you the opinion (addressed to the Initial Purchasers) of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Offering Memorandum. To the knowledge of such counsel, the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole).

(ii)                                  To the best of counsel’s knowledge, neither the distribution of the Final Offering Memorandum nor the offering or sale of the Capital Securities as contemplated by this Agreement gives rise to any rights, other than pursuant to the Registration Rights Agreement or those which have been waived or satisfied, for or relating to the registration of any securities of the

Company or any of its Subsidiaries. The authorized equity capitalization of the Company as of the date of the most recent balance sheet incorporated by reference in the Final Offering Memorandum is as incorporated by reference in the Final Offering Memorandum. The Company has all requisite corporate power and authority to issue, sell and deliver the Subordinated Debentures in accordance with and upon the terms and conditions set forth in the Declaration and in the Offering Memorandum.

(iii)                               the Indenture has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Indenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)                                    The Subordinated Debentures have been duly authorized and executed by the Company for issuance and sale to the Trust pursuant to the Declaration, and, assuming due authentication of the Subordinated Debentures by the Indenture Trustee, upon delivery to the Trust against payment therefor in accordance with the terms of the Declaration, will have been validly issued and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v)                                       The Capital Securities Guarantee Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Guarantee Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vi)                                    The Common Securities Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vii)                                 The Declaration has been duly authorized, executed and delivered by the Company.

(viii)                              Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby or in the Final Offering Memorandum will result in a breach or violation of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any agreement, indenture or other instrument filed as an exhibit to a document incorporated by reference in the Final Offering Memorandum, nor will the performance by the Company of its obligations under this Agreement violate any law, rule, administrative regulation or (to the knowledge of such counsel) decree (except that such counsel need not express an opinion as to any federal or state securities or Blue Sky laws with respect to this subparagraph) of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or their respective properties. Except for permits, consents, approvals and similar authorizations required with respect to the transactions contemplated in the Registration Rights Agreement under the Securities Act and the Trust Indenture Act and under the securities or Blue Sky laws of certain jurisdictions and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required of the Company or the Trust for the valid authorization, issuance, sale and delivery of the Capital Securities and the Subordinated Debentures.

(ix)                                    The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Liquidated Damages Agreement and the Registration Rights Agreement and to perform its respective obligations hereunder and thereunder. This Agreement, the Liquidated Damages Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and have been duly executed and delivered by the Trust.

(x)                                       The Indenture, the Subordinated Debentures, the Guarantee Agreements, the Declaration, the Liquidated Damages Agreement, the Registration Rights Agreement, the Capital Securities and the Guarantee conform in all material respects as to legal matters to the respective statements concerning them contained in the Final Offering Memorandum. The statements made in the Final Offering Memorandum under the captions “Description of Subordinated Debentures,” “The Trust,” “Description of Capital Securities,” “Description of Guarantee” and “Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee,” insofar as such statements purport to constitute summaries of the terms of the Capital Securities, the Subordinated Debentures and the Guarantee, fairly summarize in all material respects the terms of the Capital Securities, the Subordinated Debentures and the Guarantee.

(xi)                                    There are no legal proceedings pending or threatened against the Company or any of its Subsidiaries to which such counsel has given substantive attention or in which counsel has been engaged to represent the Company or any of its Subsidiaries that are required to be disclosed in any document incorporated by reference in the Final Offering Memorandum and are not disclosed in such document.

(xii)                                 Based on certain assumptions set forth in the Final Offering Memorandum, the statements of law or legal conclusions set forth in the Final Offering Memorandum under the caption “Certain Federal Income Tax Considerations” reflect our opinions on the material United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities and the Subordinated Debentures.

(xiii)                              Neither the Company nor the Trust is an “investment company” within the meaning of the 1940 Act or is subject to regulation as an “investment company” under the 1940 Act.

(xiv)                              Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers and compliance with the covenants and agreements contained herein, no registration of the Capital Securities, the Guarantee or the Subordinated Debentures under the Securities Act, and no qualification of the Declaration, the Capital Securities Guarantee Agreement or the Indenture under the Trust Indenture Act, is required for the offer and sale of the Capital Securities by the Trust to the Initial Purchasers or the initial reoffer and resale of the Capital Securities by. the Initial Purchasers solely in the manner contemplated by the Final Offering Memorandum.

Such opinion shall also contain a statement that such counsel has no reason to believe that the Final Offering Memorandum or any supplement or amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), including in each case any document filed under the Exchange Act and incorporated by reference therein, on such Closing Date or at the time such Final Offering Memorandum or supplement or amendment thereto was issued, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                       On the Closing Date, there shall have been furnished to you the opinion (addressed to the Initial Purchasers) of the Senior Vice President and General Counsel of the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

(i)                                     Each document incorporated by reference in the Final Offering Memorandum as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements and notes thereto and other financial and statistical data contained therein).

(ii)                                   The descriptions in the documents incorporated by reference in the Final Offering Memorandum of statutes, regulations, legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters are accurate in all material respects. To the knowledge of such counsel, there are no contracts or documents required to be described in the documents incorporated by reference in the Final Offering Memorandum which are not described as required.

Such opinion shall also contain a statement that such counsel has no reason to believe that the Final Offering Memorandum or any supplement or amendment thereto (other than the financial statements and notes thereto and the other financial and statistical data contained therein, as to which such counsel need not comment), including in each case any document filed under the Exchange Act and incorporated by reference therein, on such Closing Date or at the time such Final Offering Memorandum or supplement or amendment thereto was issued, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           On the Closing Date, there shall have been furnished to you the opinion (addressed to the Initial Purchasers) of Richards, Layton & Finger, special Delaware counsel to the Company and the Trust, dated the Closing Date and in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

(i)            The trust has been duly created and is validly existing in good standing as a business trust under Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

(ii)           Under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority to own property and conduct its business, all as described in the Final Offering Memorandum.

(iii)          The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (a) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium, receivership, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

(iv)          Under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under this Agreement, the Liquidated Damages Agreement and the Registration Rights Agreement and (b) issue and perform its obligations under the Capital Securities and the Common Securities.

(v)           Under the Delaware Business Trust Act and the Declaration, the execution and delivery by the Trust of this Agreement, the Liquidated Damages Agreement and the Registration Rights Agreement, and the performance by the Trust of its obligations hereunder and thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

(vi)          The Capital Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits provided by the Declaration (subject to the terms of the Declaration); provided that such counsel may note that the Securityholders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Securities and the issuance of replacement Capital Securities and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration. The Securityholders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(vi)          The Common Securities have been duly authorized by the Declaration and are validly issued undivided beneficial interests in the assets of the Trust.

(viii)        Under the Delaware Business Trust Act and the Declaration, the issuance of the Capital Securities and the Common Securities is not subject to preemptive or other similar rights.

(ix)          The issuance and sale by the Trust of the Capital Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the Liquidated Damages Agreement and the Registration Rights Agreement, the consummation by the Trust of the transactions contemplated by this Agreement, the Liquidated Damages Agreement, the Registration Rights Agreement and the Declaration and compliance by the Trust with its obligations hereunder and thereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration, or (b) any applicable Delaware law or administrative regulation.

(x)           Such counsel has reviewed the statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “The Trust” and, insofar as they contain statements of Delaware law, such statements are fairly presented.

(xi)          No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Capital Securities and the Common Securities. (In rendering the opinion expressed in this paragraph (xi), such counsel need express no opinion concerning the securities laws of the State of Delaware.)

(xii)         Assuming that (a) the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and (b) the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(f)            On the Closing Date you shall have received a letter from Arthur Andersen LLP, dated the Closing Date and addressed to you, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Offering Memorandum, as of a date not more than five days prior to the date of such letter, provided that such date shall be after the date of the Offering Memorandum), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

(g)            The Company and the Trust shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of the Chairman of the Board or the President and by the Chief Financial Officer of the Company stating that:

(i)             the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company and the Trust have complied with all their respective agreements and satisfied all the conditions on their respective parts to be complied with or satisfied at or prior to the Closing Date; and

(ii)            Since the date of the Final Offering Memorandum, neither the Company nor any of its Subsidiaries has sustained any loss by fire, flood, accident or other calamity, or has become a party to or the subject of any litigation, which is materially adverse to the Company and its Subsidiaries taken as a whole, nor has there been a material adverse change in the general affairs, operations, business, prospects, key personnel, capitalization, financial condition or net worth of the Company and its Subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business; and

(iii)           the signers of said certificate have carefully examined the Offering Memorandum, and any amendments or supplements thereto (including any documents filed under the Exchange Act and incorporated by reference into the Offering Memorandum), and (A) such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of the Offering Memorandum there has occurred no event that should be set forth in an amendment or supplement to the Offering Memorandum which has not been so set forth.

(h)            Since the date of the Final Offering Memorandum, neither the Company nor any of its Subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company and its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, operations, business, prospects, key personnel, capitalization, financial condition or net worth of the Company and its Subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Capital Securities.

(i)             Since the date of this Agreement, there shall not have occurred any downgrading with respect to any debt securities or preferred stock of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or any public announcement that any such organization has under surveillance or review its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

(j)             Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in hostilities or there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of a majority in interest of the Initial Purchasers, make it impractical or inadvisable to proceed with the offering or delivery of the Capital Securities on the terms and in the manner contemplated by the Offering Memorandum.

(k)           You shall have been furnished by the Company and/or the Trust such additional documents and certificates as you or counsel for the Initial Purchasers may reasonably request.

(1)           The Initial Purchasers shall have received on the Closing Date the Liquidated Damages Agreement and the Registration Rights Agreement executed by the Company and the Trust.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Initial Purchasers. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of the Initial Purchasers to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

7.             Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Initial Purchaser from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Capital Securities), to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company or the Trust (or based upon any written information furnished by the Company or the Trust) specifically for the purpose of qualifying any or all of the Capital Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter referred to as a “Blue Sky Application”), or (iii) the omission or alleged omission to state in the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Initial Purchaser promptly after receipt of invoices from such Initial Purchaser for any legal or other expenses as reasonably incurred by such Initial Purchaser in connection with investigating, preparing to defend, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable under this subsection 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Trust by the Initial Purchasers expressly for inclusion therein and described in Section 7(e); provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum, which untrue statement or omission or alleged untrue statement or omission in such Preliminary Offering Memorandum was corrected in the Final Offering Memorandum, the indemnity agreement contained in this subsection 7(a) shall not inure to the benefit of any Initial Purchaser to the extent that any such loss, claim, damage or liability results from the fact that a copy of the Final Offering Memorandum was not sent or given to the person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of the Capital Securities concerned to such person by such Initial Purchaser {provided that the Company shall have complied with the provisions of Section 5(a) and (c) hereof and such Initial Purchaser shall have been provided with the number of copies of such Final Offering Memorandum requested by such Initial Purchaser).

(b)           Each Initial Purchaser, severally but not jointly, shall indemnify and hold harmless the Company and the Trust against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Trust may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse the Company or the Trust, as the case may be, promptly after receipt of invoices from the Company or the Trust for any legal or other expenses reasonably incurred by the Company or the Trust in connection with investigating, preparing to defend, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded;  provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, drat such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Trust by such Initial Purchaser expressly for inclusion therein and described in Section 7(e).

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the

(d)           indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsection (a) or (b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Initial Purchasers shall have the right to employ counsel to represent the Initial Purchasers who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Initial Purchasers shall have been advised by such counsel that there may be one or more legal defenses available to the Initial Purchasers which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Initial Purchasers to employ separate counsel or how the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Initial Purchasers, in which event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Initial Purchasers on the other hand from the offering of the Capital Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Initial Purchasers on the other hand with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Capital Securities purchased under this Agreement (before deducting expenses) received by the Trust on the one hand, and the total commissions received by the Initial Purchasers with respect to the Capital Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Capital Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Trust and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities sold and distributed by it were offered to the purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint. Each party entitled to contribution agrees that upon service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) above).

(f)            The Initial Purchasers severally confirm that the statements set forth with respect to the offering of the Capital Securities in the bottom paragraph on the cover page of, in the paragraph relating to price stabilization and price maintenance on page 7 of and in the sixth, seventh, eighth and ninth paragraphs under the caption “Plan of Distribution” in, the Final Offering Memorandum constitute the only information furnished in writing to the Company or the Trust by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

(g)            The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions set forth in this Section 7, to the respective employees, officers and directors of the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any liability that the respective Initial Purchasers may otherwise have, and shall extend, upon the same terms and conditions, to the respective employees, officers and directors of the Company and to each person, if any, who controls the Company or the Trust within the meaning of the Securities Act.

8.            Defaulting Initial Purchaser. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the non-defaulting Initial Purchasers and the Company who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Capital Securities to be purchased on the Closing Date.  If the non-defaulting Initial Purchasers or other purchasers satisfactory to the non-defaulting Initial Purchasers and the Company do not elect to purchase the Capital Securities which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchasers or the Company except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 5(g). As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party who, pursuant to this Section 8, purchases Capital Securities which a defaulting Initial Purchaser agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If a non-defaulting Initial Purchaser agrees to purchase the Capital Securities of a defaulting or withdrawing Initial Purchaser, either the non-defaulting Initial Purchaser or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Final Offering Memorandum or in any other document or arrangement.

9.            Termination.  The obligations of the Initial Purchasers hereunder may be terminated by them by notice given to and received by the Company or the Trust prior to delivery of and payment for the Capital Securities if, prior to that time, any of the events described in Sections 6(h), 6(i) or 60 shall have occurred or if the Initial Purchasers shall decline to purchase the Capital Securities for any reason permitted under this Agreement.

10.          Reimbursement of Initial Purchasers’ Expenses. If (a) the Trust shall fail to tender the Capital Securities for delivery to the Initial Purchasers for any reason, or (b) the Initial Purchasers shall decline to purchase the Capital Securities for any reason permitted under this Agreement (other than pursuant to or for the reasons specified in Section 6(j) hereof), the Company shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Capital Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

11.          Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-8822); or

(b)           if to the Company or the Trust shall be delivered or sent by mail, telex or facsimile transmission to the Company, 1000 Louisiana, Suite 5800, Houston, Texas 77002, Attention: General Counsel (Fax: 713-507-6808).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Trust shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

12.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Trust contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Initial Purchaser and the person or persons, if any, who control each Initial Purchaser within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Initial Purchasers contained in Section 7(b) hereof shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company or the Trust within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.         Survival of Certain Provisions. The agreements contained in Section 7 hereof and the representations, warranties and agreements of the Company and the Trust contained in Sections 1 and 5 hereof shall survive the delivery of the Capital Securities to the Initial Purchasers hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

14.         Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City or Houston, Texas, and (b) “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

15.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.          Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Trust and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NGC CORPORATION

By:	/s/ Robert D. Dody, Jr.
	Name:	Robert. D. Dody, Jr.
	Title:	Vice President and Treasurer

NGC CORPORATION CAPITAL TRUST I

By:	/s/ Robert T. Ray
	Name:	Robert T. Ray
	Title:	Administrative Trustee

Confirmed and accepted as of the date first above mentioned:

LEHMAN BROTHERS INC.
SALOMON BROTHERS INC
SMITH BARNEY INC.

By: LEHMAN BROTHERS INC.

By:	/s/ Signature Illegible
Authorized Representative

SCHEDULE 1

Purchase Agreement dated May 22, 1997

Initial Purchasers	Liquidation Amount of Capital Securities

Lehman Brothers Inc.	$66,800,000
Salomon Brothers Inc.	66,600,000
Smith Barney Inc.	66,600,000
Total	$200,000,000